EXHIBIT 10.7

                                TABLE OF CONTENTS

CLAUSE      SUBJECT                                                       PAGE
------      -------                                                       ----
 1.         PURPOSE AND DEFINITIONS ................................        1
 2.         THE LENDER'S COMMITMENT ................................        5
 3.         AVAILABILITY ...........................................        5
 4.         INTEREST ...............................................        7
 5.         REPAYMENT ..............................................        7
 6.         COMPULSORY AND VOLUNTARY PREPAYMENT ....................        7
 7.         COMMITMENT AND ARRANGEMENT FEES ........................        8
 8.         INDEMNITY ..............................................        8
 9.         PAYMENTS ...............................................       11
10.         APPLICATION OF MONEYS ..................................       12
11.         DEFAULT ................................................       13
12.         SECURITY ...............................................       15
13.         REPRESENTATIONS AND WARRANTIES .........................       16
14.         COVENANTS ..............................................       17
15.         SET-OFF ................................................       19
16.         ASSIGNMENT AND PARTICIPATION ...........................       20
17.         MISCELLANEOUS ..........................................       20
18.         NOTICES ................................................       20
19.         PROPER LAW AND JURISDICTION ............................       21

                                      -i-
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THIS AGREEMENT is made the 23rd day of April, 1999 BETWEEN:

(1)  THE LENDER (as hereinafter defined); and

(2)  THE BORROWER (as hereinafter defined) jointly and severally.

IT IS HEREBY AGREED as follows:-

1.   PURPOSE AND DEFINITIONS

1.1 This agreement contains the terms and conditions upon which the Lender will make available to the Borrower a secured loan facility of up to but not exceeding fourteen million two hundred and fifty thousand United States Dollars (USD14,250,000) of which up to nine million seven hundred and fifty thousand United States Dollars (USD9,750,000) may comprise a guarantee facility.

1.2 In this agreement the following words and expressions shall have the following meanings: -

     "BORROWED MONEY"
     means Indebtedness incurred in respect of (i)  money borrowed or raised,
     (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities, (iv) deferred payments for assets or services acquired, (v) rental payments under and any amounts payable on termination of leases (whether in respect of ships, land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts, and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person, firm or company failing within any of (i) to (vi) above;

     "BORROWER"
     means Albuferra Investments, Inc., a company incorporated under the laws of Panama with its registered office at c/o Galindo Arias & Lopez, Scotia Plaza, No. 18 Avenida Federico Boyd y Calle 51, Pisos 9, 10 y 11, Panama, Republic of Panama;

     "BUSINESS DAY"
     means any day on which banks and foreign exchange markets in Stockholm, London and New York are open for the transaction of business of the nature contemplated in this agreement;

     "DRAWDOWN DATE"
     means the date on which the relevant Drawing is advanced pursuant to clause 3 hereof;

     "DRAWING"
     means any one amount advanced or to be advanced pursuant to clause 3 hereof and "Drawings" means more than one of them;

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     "ENCUMBRANCE"
     means any mortgage, charge, pledge, lien, assignment, hypothecation, title retention, preferential right or trust arrangement and any other security agreement or arrangement;

     "EVENT OF DEFAULT"
     means any of the events or circumstances specified in clause 11.1 hereof;

     "GUARANTOR"
     means Commodore Holdings Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Francis & Forrest, Corner House, 20 Parliament Street, Hamilton HM 12, Bermuda;

     "INDEBTEDNESS"
     means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

     "INSURANCE ASSIGNMENT"
     means the assignment executed pursuant to clause 12.1(B) hereof;

     "INTERIOR CONVERTER"
     means Jokiyhtyma Oy, a company incorporated under the laws of Finland with its registered office in Finland;

     "LENDER"
     means Nordbanken AB (publ), a company incorporated under the laws of Sweden acting through its office at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden;

     "LOAN"
     means up to but not exceeding the Maximum Sum or, where the context so requires, the aggregate amount of all Drawings from time to time outstanding;

     "MANAGEMENT AGREEMENT"
     means the agreement for the management of the Vessel made or to be made between the Borrower and the Manager;

     "MANAGER"
     means New Commodore Cruise Lines Limited, a company incorporated under the laws of Bermuda with its registered office at c/o Francis & Forrest, Corner House, 20 Parliament Street, Hamilton HM 12, Bermuda;

     "MAXIMUM SUM"
     means fourteen million two hundred and fifty thousand United States Dollars (USD14,250,000);

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     "MOA"
     means the agreement for the sale and purchase of the Vessel made or to be made between the Seller and the Borrower;

     "MORTGAGE"
     means the first priority statutory mortgage over the Vessel and the collateral deed of covenants executed pursuant to clause 12.1(A) hereof;

     "PERMITTED LIENS"
     means liens for current crews' wages and salvage and liens incurred in the ordinary course of trading the Vessel up to an aggregate amount at any time not exceeding five percent (5%) of the charter-free sale value of the Vessel;

     "REFUND GUARANTEE"
     means any refund guarantee to be provided by the Yard or the Interior Converter (and to be approved in writing by the Lender) pursuant to the relevant Refurbishment Contract in respect of any advance payment by the Borrower thereunder and "Refund Guarantees" means more than one of them;

     "REFURBISHMENT CONTRACTS"
     means the two agreements made or to be made between the Borrower and the Yard and between the Borrower and the Interior Converter respectively (and to be approved in writing by the Lender) for the refurbishment of the Vessel and "Refurbishment Contract" means either one of them;

     "REFURBISHMENT GUARANTEE"
     means any guarantee or letter of credit issued by the Lender in favour of the Yard and/or the Interior Converter pursuant to clause 3.1(C) hereof and "Refurbishment Guarantees" means more than one of them;

     "REFURBISHMENT GUARANTEE AMOUNT"
     means at any time the sum of the maximum actual and contingent liabilities of the Lender in respect of principal, interest (other than default interest) and commission under all the Refurbishment Guarantees then issued;

     "REPAYMENT INSTALMENTS"
     means the instalments for repayment of the Loan and payment of interest thereon specified in clause 5.1 hereof and "Repayment Instalment" means any one of them;

     "SECURITY DOCUMENTS"
     means the documents executed pursuant to clause 12.1 hereof and any other document or documents from time to time providing and/or evidencing and/or constituting security in respect of the Loan;

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     "SECURITY PARTIES"
     means the Borrower, the Guarantor and the Manager and any other party to any of the Security Documents from time to time (other than the Lender) and "Security Party" means any one of them;

     "SELLER"
     means Triple Shipping Inc., a company incorporated under the laws of Liberia with its registered office at 80 Broad Street, Monrovia, Liberia;

     "SUBJECT DOCUMENTS"
     means this agreement, the Security Documents, the MOA, the Management Agreement, the Refurbishment Contracts, any and all Refund Guarantees and any and all documents executed or to be executed pursuant to any one or more of these documents;

     "TERMINATION DATE"
     means 15 October 1999;

     "TOTAL LOSS"
     means: -

     (i) actual or constructive or compromised or agreed or arranged total loss of the Vessel; or

     (ii) requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or

     (iii) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released and restored to the Borrower from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof;

     "UNITED STATES DOLLARS" and "USD"
     mean the lawful currency of the United States of America;

     "VESSEL"
     means the motor vessel named "SOFIA" now registered under Bahamian flag in the ownership of the Seller which is to be registered under Bahamian flag in the ownership of the Borrower pursuant to the MOA; and

     "YARD"
     means Norfolk Shipbuilding & Drydock Corporation, a company incorporated under the laws of Virginia with its registered office at P.O. Box 2100, 750 West Berkley Avenue, Norfolk, Virginia, U.S.A.

1.3 References to any document shall be construed to mean that document as amended and/or varied and/or supplemented from time to time with the agreement of the relevant parties

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     and (where such consent is required by the terms of this agreement or the relevant document) with the consent of the Lender.

1.4 Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this agreement.

2.   THE LENDER'S COMMITMENT

2.1 In reliance upon the representations and warranties contained in clause 13 hereof and in the Security Documents and subject to the terms and conditions of this agreement the Lender will: -

     (A) make part of the Loan available to the Borrower for the purpose of financing (in part) the purchase of the Vessel by the Borrower pursuant to the MOA;

     (B) make part of the Loan available to the Borrower for the purpose of financing (in part) the refurbishment of the Vessel pursuant to the Refurbishment Contracts;

     (C) (in lieu of an advance pursuant to (B)) issue a Refurbishment Guarantee for an amount equivalent to an advance pursuant to (B); and

     (D) (when obliged to make payment under any Refurbishment Guarantee or on the Termination Date, whichever is the earlier) advance the sum which would (but for that Refurbishment Guarantee) have been advanced pursuant to (B) for the purpose of reducing or providing cash collateral for (as the case may be) the Refurbishment Guarantee Amount.

3.   AVAILABILITY

3.1 On and as from the date hereof the Borrower shall be entitled to draw upon the Loan and to require the Lender to issue Refurbishment Guarantees provided always that: -

     (A) all items specified in schedule A hereto have been received by the Lender and are in form and substance satisfactory to the Lender;

     (B) no Event of Default and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred;

     (C) not less than three (3) Business Days prior to the date upon which the Borrower requires to draw upon the Loan and/or requires the Lender to issue a Refurbishment Guarantee the Lender has received a written utilization notice from the Borrower in the form set out in Appendix I hereto, but no such notice shall be required in respect of any Drawing for the purpose specified in clause 2.1(D) hereof which the Lender shall be entitled to make in any event when obliged to make payment under any Refurbishment Guarantee or on the Termination Date, whichever is the earlier;

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     (D)  all items specified in schedule B hereto have been received by the
          Lender in respect of the requirement specified in the said notice and are in form and substance satisfactory to the Lender;

     (E) no Drawing shall be made other than for one of the purposes specified in clauses 2.1(A), (B) and (D) hereof; the maximum aggregate amount which may be drawn for the purpose specified in clause 2.1(A) is USD4,500,000; the maximum aggregate amount which may be drawn for the purposes specified in clauses 2.1(B) and (D) hereof is USD9,750,000; and the maximum aggregate amount which may be drawn for the purpose specified in clause 2.1(B) hereof is USD9,750,000 less (i) the Refurbishment Guarantee Amount from time to time, and (ii) the aggregate amount of any sums due to the Lender under clause 8.5 hereof from time to time;

     (F) no Drawing shall increase the Loan to a sum which, when aggregated with (i) the Refurbishment Guarantee Amount and (ii) any sums due to the Lender under clause 8.5 hereof, exceeds the Maximum Sum;

     (G) the first Drawing shall be for the purpose specified in clause 2.1(A) hereof shall amount to USD4,500,000 and shall be made no later than 30 June 1999;

     (H) up to seven (7) Drawings shall be permitted in aggregate for the purposes specified in clauses 2.1(B) and (D) hereof, but no such Drawings may be made prior to the making of the first Drawing or later than the Termination Date;

     (I) if any Drawing for the purpose specified in clause 2.1(D) hereof or any cash collateral produced thereby (as the case may be) is insufficient to pay all sums which the Lender is called upon to pay under the relevant Refurbishment Guarantee, the Borrower shall forthwith on the Lender's demand pay to the Lender the amount of the insufficiency in accordance with clause 8.5(A) hereof;

     (J) any cash collateral produced by a Drawing for the purpose specified in clause 2.1(D) hereof shall be held by the Lender on an interest bearing deposit account in the name of the Borrower pledged to the Lender and applied in or towards satisfaction of the Refurbishment Guarantee Amount as and when the Lender is obliged to pay the same;

     (K) the Lender shall not be obliged to issue any Refurbishment Guarantee unless and until the Lender has approved the terms and conditions thereof; and

     (L)  no Refurbishment Guarantee shall be issued after 31 July 1999.

3.2 The Lender may in its absolute discretion allow any Drawing to be made or issue any Refurbishment Guarantee notwithstanding that it has not received all the items specified in schedule A hereto or all the items specified in the relevant section of schedule B hereto and in this event the Borrower hereby covenants to procure the delivery of all the missing items to the Lender within thirty (30) days after the Drawdown Date of the relevant

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     Drawing or the date of issue of the relevant Refurbishment Guarantee (as the case may be).

4.   INTEREST

4.1 Subject to clauses 4.2 and 6.2 hereof, the Borrower shall pay interest on the Loan from the Drawdown Date of the first Drawing in an overall amount equivalent to the difference between (A) the aggregate amount of the Loan outstanding on the Termination Date and (B) the aggregate amount of all Repayment Instalments due to be paid by the Borrower under clause 5.1 hereof.

4.2 In the event of default by the Borrower in the payment of any sum whatsoever due to the Lender under this agreement (including interest) the Borrower shall pay interest on that sum from the due date until payment (after as well as before judgement) at a rate certified conclusively (save for manifest error) by the Lender to be three percent (3%) per annum over the cost to the Lender of funding that sum for such periods as the Lender in its absolute discretion may think fit on the Business Day succeeding that on which it became aware of the default and for so long as that sum remains unpaid that rate shall be re-calculated on the same basis. Such interest shall accrue and be payable on each day elapsing, shall be calculated on the basis of a year of three hundred and sixty (360) days and shall be paid on the demand of the Lender. In default of payment such interest shall be compounded.

5.   REPAYMENT

5.1 Subject to clauses 6 and 11.1 hereof the Borrower shall repay the Loan, together with interest thereon in one hundred and eight (108) instalments each amounting to one hundred and eighty four thousand United States Dollars (USD184,000). The first such installment shall be paid on 15 October 1999 and the subsequent instalments shall be paid at one (1) monthly intervals thereafter.

6.   COMPULSORY AND VOLUNTARY PREPAYMENT

6.1 If for any reason whatsoever beyond the control of the Lender it shall become unlawful or impossible for the Lender to maintain or give effect to all or part of its obligations as contemplated by this agreement the obligation of the Lender to make the Loan available to the Borrower shall cease and the Borrower shall forthwith upon the demand of the Lender repay the Loan (or such part thereof as the Lender shall specify in writing) together with interest accrued thereon and any sums due to the Lender by virtue of that repayment under clause 8.6 hereof.

6.2 If the Lender shall determine in good faith that it would not be practicable or possible for the Lender to fund or continue to fund the Loan or any relevant part thereof in the London Inter-Bank Market, then the Lender shall inform the Borrower in writing to that effect and unless the Lender and the Borrower shall agree acceptable alterations to the terms of this agreement (on the basis of an alternative source of funds available to the Lender) the obligation of the Lender to make the Loan or relevant part thereof available to the Borrower shall cease and the Borrower shall be obliged on receiving a written

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     notice from the Lender to that effect to repay the Loan or the relevant part thereof together with interest accrued thereon within thirty (30) days thereafter.

6.3 From and after the Termination Date the Borrower may without penalty prepay the whole or part of the Loan on the final day of any month. If all Repayment Instalments due up to and including the date of the prepayment have been duly paid, the amount of principal required to effect any prepayment of the whole of the Loan on each such day is set out opposite such day in the final column of schedule D hereto and in the case of any part prepayment of the Loan the amount of principal paid shall be applied in accordance with clause 6.3(D) hereof. Any such prepayment is also subject to the following conditions: -

     (A) the Borrower shall simultaneously pay to the Lender any sums due to the Lender by virtue of that prepayment under clause 8.6 hereof;

     (B) any part prepayment of the Loan shall amount to a whole multiple of five hundred thousand United States Dollars (USD500,000);

     (C) the Borrower shall have given the Lender not less than thirty (30) days written notice of its intention to make such prepayment (which once given shall be irrevocable) specifying such day and the amount of intended prepayment and accompanied by such evidence as the Lender may require that any governmental or other consents for such prepayment have been obtained or will be forthcoming;

     (D) any part prepayment shall be applied towards payment of the amount of principal set out opposite the date of that prepayment in the final column of schedule D hereto and the amount of each of the remaining Repayment Instalments may be reduced by such sum (if any) as the Lender may consider appropriate in its absolute discretion having regard to the amount of interest thereafter accruing on the Loan, any such reduction to be notified to the Borrower by the Lender in writing as soon as practicable; and

     (E)  no sums prepaid hereunder may be reborrowed under this agreement.

7.   COMMITMENT AND ARRANGEMENT FEES

7.1 Subject to clause 8 hereof, the Borrower shall not be obliged to pay any commitment or arrangement fees in connection with this agreement.

8.   INDEMNITY

8.1 If any change in law or regulation or in the interpretation thereof or if compliance by the Lender with any direction request or requirement (whether or not having the force of law) of any central bank or other authority shall: -

     (A) subject the Lender to any tax with respect to the Loan or any part thereof and/or any Refurbishment Guarantee (other than tax on overall net income);

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     (B)  change the basis of taxation to the Lender of payments of principal or interest or any other payment due or to become due hereunder;

     (C) impose or modify any reserve, liquidity or capital adequacy requirements or require the making of any special deposits affecting the Lender; or

     (D) impose on the Lender any other condition affecting the Loan or any part thereof and/or any Refurbishment Guarantee whether or not any Drawing has been advanced and whether or not any Refurbishment Guarantee has been issued and the result is either to increase the cost to the Lender of making or maintaining or committing to make the Loan or any part thereof and/or any Refurbishment Guarantee or to reduce the amount of any payment received by the Lender hereunder or to reduce the rate of return which the Lender would have been able to obtain on its overall capital but for entering into and/or performing this agreement and/or any Refurbishment Guarantee then the Borrower shall forthwith upon demand by the Lender pay to the Lender such amount as the Lender certifies to be necessary to indemnify the Lender fully for such additional cost or reduction.

8.2 All costs and expenses whatsoever (save for legal fees in connection with the negotiation, preparation and execution of this agreement and the Subject Documents) incurred by the Lender in connection with any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto (including without limitation the costs of any physical inspections of the Vessel) shall be paid by the Borrower forthwith upon demand by the Lender on a full indemnity basis whether or not any Drawing is advanced and whether or not any Refurbishment Guarantee is issued.

8.3 The Borrower shall pay forthwith upon demand by the Lender all stamp, registration and other duties (including any such duties payable by the Lender) imposed by any authority in respect of any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or otherwise in connection with the Loan and/or any Refurbishment Guarantee.

8.4 Without prejudice to the rights of the Lender under or pursuant to clause 11 hereof the Borrower shall indemnify the Lender fully forthwith upon demand by the Lender for any and all losses damages and/or expenses whatsoever incurred by the Lender: -

     (A) as a result of any Drawing not being advanced for any reason whatsoever (other than default by the Lender and other than in respect of the purpose specified in clause 2.1(D) hereof) in accordance with a notice given pursuant to clause 3.1(C) hereof;

     (B)  as a result of an Event of Default;

     (C) in perfecting, protecting the value of or enforcing any of its rights or securities under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or in attempting so to do; or

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     (D)  as a result of any payment hereunder, whether pursuant to a judgment or otherwise, being made, obtained or enforced in a currency other than United States Dollars.

8.5 In consideration of the Lender agreeing to issue the Refurbishment Guarantees at the request of the Borrower, the Borrower hereby covenants with the Lender: -

     (A) to pay to the Lender upon the Lender's written demand each and every amount which the Lender is called upon to pay to the Yard or the Interior Converter pursuant to any Refurbishment Guarantee whether or not such amount shall actually have been paid by the Lender thereunder unless such amount shall forthwith be satisfied by a Drawing made for the purpose specified in clause 2.1(D) hereof in accordance with clause 3.1 hereof (or by cash collateral produced by such a Drawing and/or produced pursuant to clause 8.5(C) hereof);

     (B) hold the Lender harmless and indemnify the Lender and keep the Lender indemnified upon the Lender's written demand from time to time and in whatever currency or currencies the Lender shall specify against all actions, proceedings, liabilities, costs, claims, demands and expenses, losses or damages whatsoever and whensoever incurred or sustained by the Lender under or in relation to any Refurbishment Guarantee; and

     (C) (if at any time the Lender shall determine in its absolute discretion that the Refurbishment Guarantee Amount exceeds the amount available for Drawings for the purpose specified in clause 2.1(D) hereof) to pay to the Lender upon the Lender's written demand the whole of the excess, which amount shall be held by the Lender on an interest bearing deposit account in the name of the Borrower pledged to the Lender and applied by the Lender in or towards satisfaction of any and all sums due and payable under clauses 8.5(A) and/or (B) hereof on the due dates for payment thereof, the balance of that amount (if any) being returnable to the Borrower if and when all the Borrower's actual and contingent liabilities under clauses 8.5(A) and/or (B) hereof have been fully discharged PROVIDED THAT nothing contained in this clause 8.5(C) shall be deemed to effect the absolute obligations of the Borrower under clauses 8.5(A) and (B) hereof.

8.6 In the event that the whole or part of the Loan is repaid or prepaid pursuant to clause 6, clause 10 or clause 11 hereof the Borrower shall indemnify the Lender fully forthwith upon demand by the Lender for any and all losses damages and/or expenses incurred by the Lender in liquidating or re-employing fixed deposits acquired from third parties to maintain the Loan or the relevant part thereof (as the case may be) until the anticipated maturity date in respect thereof.

8.7 The indemnities contained in this clause 8 shall apply irrespective of any indulgence granted to the Borrower or any other party from time to time and shall continue in full force and effect notwithstanding any payment in favour of the Lender and any amount due from the Borrower under this clause 8 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under any one or more of

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     this agreement, the Security Documents and any other documents executed pursuant hereto or thereto.

9.   PAYMENTS

9.1 All payments by the Borrower hereunder shall be made to the Lender's account with such bank or banks as the Lender shall nominate from time to time.

9.2 Subject to the sub-clauses of this clause 9.2 all payments by the Borrower hereunder shall be made in full without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any tax of any jurisdiction.

     (A) If the Borrower is required by law to make any deduction or withholding from any payment hereunder for or on account of tax, it shall do so and the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Lender receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made.

     (B) If at any time the Borrower is required by law to make any deduction or withholding from any sum, payable by it hereunder (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated) the Borrower shall promptly and fully notify the Lender accordingly.

     (C) If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender within thirty (30) days after they have made such payment to the applicable authority the appropriate receipt or certificate issued by such authority or the Borrower as the case may be evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

9.3 If any sum becomes due for payment hereunder on a day which is not a Business Day the due date for payment shall be extended to the next succeeding Business Day unless that next succeeding Business Day falls within a fresh month in which event the due date for payment shall be brought forward to the immediately preceding Business Day. In the event that the due date for payment of any Repayment Instalment is so extended or brought forward the due date for payment of the next following Repayment Instalment shall not be affected thereby.

9.4 All payments hereunder shall be made in United States Dollars not later than 11:00 a.m. (New York time) on the due dates therefor in such funds as may be customary for the same day settlement of international banking transactions in United States Dollars in New York City provided that payments in respect of costs and expenses shall be made in the currencies in which the same are incurred.

9.5 The Lender shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due hereunder. The Borrower's obligations to repay the Loan and to pay interest thereon and to pay all other sums due hereunder shall be evidenced by the entries from time to time made in the control account opened and maintained under this clause
     9.5 which entries will be conclusive and binding in the absence of manifest error.

10.  APPLICATION OF MONEYS

10.1 Subject to clause 10.2 hereof all moneys payable to the Lender under the Insurance Assignment and any other moneys payable to the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto the application of which is not specifically provided for by another clause hereof shall be paid to the Lender's account with such bank or banks as the Lender may nominate from time to time and shall be applied by the Lender as follows: -

     (A) all moneys received from a Total Loss or sale of the Vessel shall be applied as follows: -

          (i) first in payment of any and all sums whatsoever due and payable to the Lender hereunder (such sums to be paid in such order as the Lender may in its sole discretion elect);

          (ii) second in payment of Repayment Instalments in reverse order of maturity and in payment of any sums due to the Lender by virtue of that payment under clause 8.6 hereof; and

          (iii) third in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto; and

     (B) all moneys not covered by clause 10.1(A) hereof shall be applied as follows: -

          (i)   first in accordance with clause 10.1(A)(i) hereof;

          (ii) second (in respect only of moneys received by virtue of the Insurance Assignment) in reimbursement to the Borrower for such of the costs (if any) incurred by the Borrower in effecting the repair of the damage in respect of which those moneys are received as the Lender shall approve (such approval not to be unreasonably withheld);

          (iii) third in payment of Repayment Instalments in reverse order of maturity and in payment of any sums due to the Lender by virtue of that payment under clause 8.6 hereof; and

          (iv) fourth in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto.

10.2 From and after the giving of notice by the Lender to the Borrower pursuant to clause 11.1 hereof all moneys whatsoever received or recovered by the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto shall be applied by the Lender as follows:-

     (A) first in payment in such order as the Lender may in its sole discretion elect of any and all sums whatsoever due and payable to the Lender hereunder (other than the sums (if any) declared by the Lender to be immediately due and payable in respect of the Refurbishment Guarantee Amount pursuant to clause 11.1 hereof), subject to any right the Lender may have to delay any such application in order to maximise its claim;

     (B) second (unless the Refurbishment Guarantee Amount has been reduced to nil) in payment to a deposit account in the name of the Lender of a sum equal to the Refurbishment Guarantee Amount; and

     (C) third in payment of any credit balance to the Borrower or to whomsoever may be entitled thereto

          PROVIDED THAT: -

          (i) sums paid to the deposit account pursuant to clause 10.2(B) hereof shall be held on deposit at such rates of interest as the Lender shall determine in its absolute discretion and any interest accruing thereon shall be credited to that deposit account at such intervals as the Lender shall determine in its absolute discretion;

          (ii) sums paid to the deposit account pursuant to clause 10.2(B) hereof and any interest accrued thereon shall be applied in payment to the Yard and/or the Interior Converter of the sums due under the relevant Refurbishment Guarantee(s) on the due date(s) therefor in accordance with the relevant Refurbishment Contract(s); and

          (iii) nothing herein contained shall be deemed to affect the absolute obligation of the Borrower to indemnify the Lender in accordance with this agreement.

11.  DEFAULT

11.1 The Lender may by notice in writing to the Borrower declare the Loan and guarantee facility made available under this agreement to be cancelled and the Loan to be immediately repayable with accrued interest thereon in accordance with the figures set out in schedule D hereto but adjusted for any prior Repayment Instalment which has not been duly paid (plus any sums due to the Lender by virtue of that repayment under clause 8.6 hereof) and (unless the Refurbishment Guarantee Amount has been reduced to nil) an amount equal to the Refurbishment Guarantee Amount as certified by the Lender (which certificate shall be conclusive save for manifest error) to be immediately due and payable to the Lender and any security held by the Lender shall become immediately enforceable if any of the following events occurs: -

     (A) failure by the Borrower to pay within three (3) days after the due date for payment thereof any sum whatsoever due for payment by it under this agreement;

     (B) any one or more of the Security Parties making default in the observance or performance of any other obligation covenant or undertaking contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto and (if the same is in the opinion of the Lender capable of remedy) the continuation of that default unremedied for a period of fifteen (15) days after receipt by such one or more of the Security Parties of a written notice from the Lender requiring the same to be remedied;

     (C) any of the representations and warranties made or deemed to have been made in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being materially inaccurate or misleading when made or becoming materially inaccurate or misleading at any time hereafter were the same to be repeated in relation to the facts subsisting at that time (whether or not any such repetition actually occurs);

     (D) any event of default occurring under any one or more of the Security Documents;

     (E) the fulfilment of any one or more of the material obligations covenants and undertakings contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto or the exercise of any of the rights vested in the Lender hereunder or thereunder becoming either unlawful under any applicable law or unauthorised by any authority having jurisdiction or otherwise impossible;

     (F) a bona fide petition being presented or an order being made or an effective resolution being passed for the commencement of any proceedings for the liquidation winding-up or re-organisation of any one or more of the Security Parties except for the purpose of and followed by an amalgamation or reconstruction the terms of which shall have been previously approved in writing by the Lender;

     (G) a distress or execution being levied or enforced upon any part of the assets of the Borrower which in the Lender's opinion would have a material adverse effect on any one or more of the Security Parties and not being satisfied removed or discharged within fourteen (14) days;

     (H) the holder of any Encumbrance taking possession of or a liquidator, administrator, receiver, administrative receiver, trustee or similar officer being appointed in respect of the whole or a substantial part of the assets of the Borrower;

     (I) any one or more of the Security Parties being unable or admitting its inability to pay its or their lawful debts as they mature or convening a meeting of or preparing to enter into any arrangement or composition with or making a general assignment for the benefit of its or their creditors or being adjudicated bankrupt or insolvent;

     (J) any other Borrowed Money of the Borrower becoming due or becoming capable of being declared due prior to its stated date of maturity by reason of default on the part of any one or more of the Security Parties;

     (K) any one or more of the Security Parties ceasing to carry on or suspending or threatening to cease to carry on or to suspend its or their business or a substantial part of the assets or business of the Borrower being seized confiscated or expropriated;

     (L) a Total Loss occurring and either (i) the Lender not being satisfied at any time in its absolute discretion that the Total Loss is adequately covered by insurance and that the relevant insurance proceeds will be paid to the Lender or (ii) any insurance claim in respect thereof being rejected by the underwriters at any time or
          (iii) the Lender failing to receive the insurance proceeds in respect thereof within one hundred and eighty (180) days thereafter;

     (M) any one or more of the Subject Documents being repudiated or terminated without the prior written consent of the Lender;

     (N) a material adverse change occurring in the business, assets or financial condition of any one or more of the Security Parties which may reasonably be considered to affect its or their ability to comply with all or any of its or their respective obligations under any one or more of the Subject Documents; or

     (O) any of the final conditions precedent specified in schedule C hereto not being received by the Lender in form and substance satisfactory to the Lender on or before the Termination Date.

12.  SECURITY

12.1 As security for the Loan, interest thereon and all other sums due and to become due hereunder the Borrower shall provide the Lender with the following documents in form and substance satisfactory to the Lender: -

     (A) duly registered first priority statutory mortgage over the Vessel and a collateral deed of covenants duly executed by the Borrower;

     (B) first priority assignment duly executed by the Borrower of all insurances whatsoever in respect of the Vessel and loss of its earnings and all compensation in respect of the requisition for title or other compulsory acquisition of the Vessel (with the exception of requisition hire);

     (C)  guarantee and indemnity duly executed by the Guarantor;

     (D) first priority assignments duly executed by the Borrower of the benefit of any and all Refund Guarantees;

     (E) first priority Swedish law pledges over any and all accounts opened pursuant to clauses 3.1(J) and/or 8.5(C) hereof duly executed by the Borrower; and

     (F) letter of subordination duly executed by the Manager subordinating its interests under the Management Agreement to those of the Lender under this agreement.

13.  REPRESENTATIONS AND WARRANTIES

13.1 The Borrower hereby represents and warrants that: -

     (A) each of the Security Parties is a duly incorporated company validly existing and in good standing under the laws of its country of incorporation and all the shares in the Borrower are beneficially owned by the Guarantor;

     (B) each of the Security Parties has full power and authority to execute deliver and perform such of the Subject Documents to which it is a party;

     (C) each of the Security Parties has taken all necessary corporate or other action required to authorise the execution delivery and performance of such of the Subject Documents to which it is a party;

     (D) all consents licences approvals or authorisations whatsoever required to make the Subject Documents legal valid enforceable and admissible in evidence have been obtained and are in full force and effect;

     (E) from and after execution and delivery thereof each of the Subject Documents will constitute legal valid and binding obligations of the parties thereto (other than the Lender) enforceable in accordance with its terms and will not contravene any applicable law or regulation or any contractual constitutional or other restriction binding on any of the parties thereto (other than the Lender);

     (F) no material litigation or administrative proceedings of or before any board of arbitration, Court or Governmental authority or agency is pending or (to the Borrower's knowledge) threatened the result of which would or might be to have a material adverse effect on the business, assets or financial condition of any one or more of the Security Parties;

     (G) the copies of any of the Subject Documents delivered or to be delivered to the Lender hereunder constitute the full agreement between the parties thereto with respect to the subject matter thereof and none of the parties thereto is in default thereunder;

     (H) all financial information and other documentation submitted to the Lender by or on behalf of the Borrower in connection herewith is accurate and correct in all material respects and not misleading;

     (I) each Security Party and its business and assets (including, without limitation, all computer systems, all systems and equipment containing embedded microchips (including leased systems and equipment) and any other systems, equipment or parts of the business or assets whatsoever of that Security Party whose proper functioning or operation is capable of being affected by the incorrect processing, storing, calculation or recognition of dates, together with all software and data in connection with any of the foregoing) shall at all times after 30 June 1999 comply with the requirements of Year 2000 Conformity as defined in "A DEFINITION OF YEAR 2000 CONFORMITY REQUIREMENTS" issued by the British Standards Institution (BSI DISC PD2000-1:1998) or such later reviewed, revised or amended version thereof as may be published by the British Standards Institution from time to time (in which case the later version shall be the relevant one for the purposes of this clause); and

     (J) no Event of Default has occurred or is continuing and no event which with the giving of notice and/or lapse of time would constitute an Event of Default has occurred or is continuing.

14.  COVENANTS

14.1 The Borrower hereby covenants that from the date hereof until the Borrower has no remaining obligations, actual or contingent, under this agreement: -

     (A) the Borrower will file all requisite tax returns and will pay all tax as shown to be due and payable on such returns or any of the assessments made against it (other than those being contested in good faith);

     (B) the Borrower will carry on and conduct its business in a proper and efficient manner and will duly pay all outgoings as and when they fall due and in particular without limiting the generality of the foregoing will duly observe and perform all the terms and conditions of any contract of employment of the Vessel to be observed and performed by it;

     (C) the Borrower will prepare or cause to be prepared accounts at least once in every period of 12 consecutive months and will furnish the Lender with audited copies of those accounts no later than one hundred and eighty (180) days after the end of each financial year; the first such accounts shall relate to the period ending on 30 September 1999; those accounts shall include profit and loss accounts, balance sheets and cash flow analyses certified and audited by Grant Thornton or an accountant of similar standing acceptable to the Lender;

     (D) the Borrower shall promptly furnish to the Lender all such accounts and financial information concerning any one or more of the Security Parties and the Vessel as the Lender may from time to time reasonably require including without limiting the generality of the foregoing cash flow analyses and details of the operating costs of the Vessel;

     (E) the Vessel and the Lender's interest as mortgagee thereof shall be insured with such underwriters insurance offices and clubs for such amounts for such risks in such form and upon such conditions as are satisfactory to the Lender from time to time;

     (F)  the Borrower will not without the prior written consent of the
          Lender: -

          (i) create or allow to subsist any Encumbrance over any of its assets or any part thereof save for Permitted Liens and those created by any of the Security Documents;

          (ii) incur any liability in respect of Borrowed Money except for Borrowed Money not secured on the Vessel or any share therein or its insurances and not having a higher value in terms of right of payment than the Loan hereunder;

          (iii) make loans or advances to others (except for loans or advances made in the ordinary course of business in connection with the chartering and/or operation and/or repair of the Vessel);

          (iv) except in connection with the chartering and/or operation and/or repair of the Vessel incur any other liability to a third party which in the opinion of the Lender is of a substantial nature;

          (v)    consolidate with any other company or merge into any company;

          (vi) engage in any business other than the ownership operation chartering and management of the Vessel;

          (vii) guarantee endorse or otherwise become or remain liable in respect of the obligations of any person firm or corporation;

          (viii) pay any dividends or other distributions or issue any new shares, or transfer any shares;

          (ix) sell or otherwise dispose of the Vessel or any share therein (the Lender's consent not to be unreasonably withheld);

          (x) appoint any manager of the Vessel other than the Manager (the Lender's consent not to be unreasonably withheld);

          (xi) change the class, flag or management of the Vessel (the Lender's consent not to be unreasonably withheld); or

          (xii) make or allow any alteration to or waiver of the terms of any one or more of the Subject Documents;

     (G) the Borrower will promptly inform the Lender if any Event of Default or any event which with the giving of notice and/or lapse of time would constitute an Event of Default occurs or if any event occurs which may materially adversely affect its ability to perform any of its obligations under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto;

     (H) the Borrower will permit the Lender or procure that the Lender be permitted by surveyors or other persons appointed by it in that behalf to board the Vessel both before any Drawdown Date and at all reasonable times thereafter without in any way disturbing the refurbishment of the Vessel for the purpose of inspecting and reporting to the Lender on the refurbishment works being carried out on the Vessel by the Yard and/or the Interior Converter under the Refurbishment Contracts and the Borrower will afford or procure the affording of all proper facilities for such inspections and send copies of any periodic reports on the refurbishment works to the Lender;

     (I) the Borrower will take all steps within its power to ensure that the Yard and the Interior Converter observe and perform all the conditions and obligations imposed on them by the Refurbishment Contracts and that the Yard and the Interior Converter proceed with the refurbishment of the Vessel with due diligence and dispatch; and

     (J) the Borrower will from time to time at the request of the Lender execute and deliver to the Lender or procure the execution and delivery to the Lender of all such documents as the Lender shall deem desirable in its absolute discretion for giving full effect to this agreement and for perfecting, protecting the value of or enforcing any rights or securities granted to the Lender under any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto.

15.  SET-OFF

15.1 The Lender is hereby authorised to combine any and all accounts held by the Borrower with the Lender at any of the Lender's offices and to apply (without any prior notice) any credit balance to which the Borrower is then beneficially entitled on any such account (whether or not that credit balance is then due to the Borrower) in or towards satisfaction of any sums then due and payable by the Borrower hereunder. For that purpose the Lender is hereby authorised to use all or part of that credit balance to buy such other currency or currencies as may be required to enable it to effect that application. The Lender shall not be obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any right of set off, combination of accounts, lien or other rights to which it at any time otherwise is entitled (whether by operation of law, contract or otherwise).

16.  ASSIGNMENT AND PARTICIPATION

16.1 This agreement shall be binding upon and inure to the benefit of the Lender and the Borrower and their respective successors and assigns.

16.2 The Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender.

16.3 The Lender may at any time assign transfer or grant participations in all or a proportion of its rights and obligations hereunder to any other bank or financial institution and for this purpose: -

     (A) the Lender shall be at liberty to disclose on a confidential basis to any other bank or financial institution which has taken or may take such an assignment transfer or participation all such information concerning any one or more of the Security Parties, the Vessel and the Subject Documents as the Lender deems appropriate; and

     (B) the Borrower shall upon demand by and at the expense of the Lender execute all such documents and do all such acts and things as may be necessary to give effect to any such assignment transfer or participation.

17.  MISCELLANEOUS

17.1 Time shall be of the essence of this agreement but no failure or delay on the part of the Lender to exercise any power or right hereunder shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right hereunder. The powers and rights provided to the Lender in this agreement are cumulative and shall not exclude any powers or rights provided to the Lender by law.

17.2 In the event of any of the provisions contained in any one or more of this agreement, the Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 The Lender shall not be liable for any failure to meet its obligations hereunder resulting from any cause whatsoever beyond its control.

18.  NOTICES

18.1 Any notice or other correspondence in connection herewith required to be sent or given by the Borrower to the Lender shall be sent to the Lender in the English language at Ostra Hamngatan 16, SE-405 09 Gothenburg, Sweden (telex no. 12399 (NBBANK S) facsimile no. +46 31 771 6470) or to such other address or addresses as may from time to time be notified by the Lender to the Borrower in writing for such purpose and shall be deemed to have been validly given and received on the date of dispatch if sent by telex and five (5) days after having been posted if sent by prepaid first class or airmail post.

18.2 Any notice or other correspondence in connection herewith required to be sent or given by the Lender to the Borrower shall be sent to the Borrower in the English language at c/o Commodore Holdings Limited, 4000 Hollywood Boulevard, Suite 385-S, Hollywood, F1 33021, U.S.A., Attention Chief Financial Officer (facsimile no. + 954 921 2147) with copies to Kathleen L Deutsch, P.A., Broad and Cassel, Miami Center - Suite 3000, 201 S. Biscayne Boulevard, Miami, F1 33131, U.S.A. (facsimile no. + 305 373 9443) or to such other address or addresses as the Borrower may from time to time notify to the Lender in writing and shall be deemed to have been validly given and received on the date of dispatch if sent by telex and five (5) days after having been posted if sent by prepaid first class or airmail post.

19.  PROPER LAW AND JURISDICTION

19.1 This agreement shall be governed by and construed in accordance with the Laws of England and for the exclusive benefit of the Lender the Borrower hereby irrevocably submits to the jurisdiction of the High Courts of Justice in England. Such submission shall not limit the right of the Lender to commence any proceedings relating to this agreement (in addition or alternatively) in any other jurisdiction which the Lender deems fit. The Borrower hereby irrevocably authorises and appoints Consult Marine, 58 London Fruit Exchange, Brushfield Street, London E1 6EP as its agent in England for the acceptance of service of legal proceedings on it hereunder.